Registration No. 333-175723

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street Aberdeen, Washington (Address of principal executive offices)	98520-5244 (Zip Code)

PACIFIC FINANCIAL CORPORATION 2011 EQUITY INCENTIVE PLAN

(Full title of the plan)

Douglas N. Biddle

Executive Vice President and Chief Financial Officer

Pacific Financial Corporation

1101 S. Boone Street

Aberdeen, Washington 98520-5244

Telephone (360) 533-8870

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock, par value $1.00 per share, of Pacific Financial Corporation registered pursuant hereto for issuance under the Pacific Financial Corporation 2011 Equity Incentive Plan is 900,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aberdeen, state of Washington, on March 25, 2015.

PACIFIC FINANCIAL CORPORATION (Registrant)

By	/s/ Douglas N. Biddle
Douglas N. Biddle Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 25, 2015.

Signature		Title

Principal Executive Officer and Director: *DENNIS A. LONG		President and Chief Executive Officer

Principal Financial and Accounting Officer:

/s/ Douglas N. Biddle		Executive Vice President and Chief
Douglas N. Biddle		Financial Officer

A Majority of the Board of Directors:

*GARY C. FORCUM		Director (Chairman of the Board)
*SUSAN C. FREESE		Director
*EDWIN KETEL		Director
*DENNIS A. LONG		Director
*DENISE PORTMANN		Director
*RANDY W. ROGNLIN		Director
*RANDY RUST		Director
*DOUGLAS M. SCHERMER

*By:	/s/ Denise Portmann
Denise Portmann, as attorney-in-fact